UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2017 (December 4, 2017)

AAC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36643	35-2496142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Powell Place Brentwood, Tennessee		37027
(Address of Principal Executive Offices)		(Zip Code)

(615) 732-1231

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On December 7, 2017, AAC Holdings, Inc. (the “Company”) announced that Michael Nanko, Ph.D, has accepted an offer of employment as the President and Chief Operating Officer of the Company, effective January 15, 2018 (the “Start Date”).

Mr. Nanko, age 62, has served as President of Behavioral Health Services (BHS) for HCA, Inc. since July 2016 and as Chief Operating Officer of BHS from August 2015 to July 2016, where he oversaw both inpatient and outpatient services. Before joining HCA, Mr. Nanko served as Area Continuum Administrator for health plan and operations at Kaiser Permanente Foundation Health Plan and Hospitals in Northern California from April 2008 to August 2015, as Vice President of Psychiatry and Continuing Care Services at Cedar Sinai Medical Center and Health System in Los Angeles, California, and as Vice President of Mercy Healthcare Arizona/Catholic Healthcare West (now Dignity Health) in Phoenix, Arizona. Mr. Nanko has also served as Chief Executive Officer of Sierra Vista Hospital in Sacramento, California and as Chief Operating Officer of Portals Mental Health Rehabilitation Services (now Pacific Clinics Inc.), a Los Angeles County non-profit mental health and addictions services agency. Mr. Nanko holds Psychology degrees from University of California, Santa Barbara (B.A.), California State University, Los Angeles (M.A.), and Alliant International University, San Diego (formerly United States International University School of Human Behavior) (Ph.D).

Pursuant to the terms of an employment offer letter, dated December 4, 2017, by and between the Company and Mr. Nanko, Mr. Nanko will receive an annual base salary of $557,500 and be eligible for a cash bonus incentive of up to $300,000 annually, paid in accordance with similar bonus payments for other senior executives of the Company. Mr. Nanko will further receive a one-time lump sum cash signing bonus of $150,000 to be paid within thirty (30) days of the Start Date. Mr. Nanko is also entitled to receive equity consideration in the form of 50,000 shares of restricted stock, which will vest in annual increments over three (3) years.

There are no arrangements or understandings between Mr. Nanko and any other persons pursuant to which he was selected as the Company’s President and Chief Operating Officer. There are no family relationships between Mr. Nanko and any director or executive officer of the Company, and Mr. Nanko has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAC HOLDINGS, INC.

By:	/s/ Michael T. Cartwright
Michael T. Cartwright
Chairman and Chief Executive Officer

Date: December 7, 2017